Exhibit 10.4

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

Dated as of June 1, 2026

This Intellectual Property Assignment Agreement (this “Agreement”) is made as of June 1, 2026, between Daniel Hartmann, an individual (the “Assignor”), and Cashlin, a Wyoming corporation (the “Assignee” or the “Company”).

Recitals

The Assignor designed and developed, prior to the incorporation of the Company and using his own resources, a multi-tenant software-as-a-service platform that supports the inventory-reorder cash-flow decision for direct-to-consumer subscription brands, comprising the software, source code, and related components and documentation described in Section 1 (the “Platform”). The Company wishes to acquire, and the Assignor wishes to assign, all of the Assignor’s right, title and interest in and to the Platform and the related intellectual property, in exchange for the consideration described in Section 3. The Assignor is an officer and a holder of shares of the Company; this Agreement constitutes a related-party transaction and was reviewed and approved by the Company’s sole disinterested director.

1.  Assigned Property

“Assigned Property” means the Platform and all intellectual property and proprietary rights embodied in or associated with it, including: (a) the software application, source code, object code, scripts, data models and database schema; (b) all copyrights and copyrightable works therein; (c) all trade secrets, know-how, algorithms and methods; (d) the user interface, designs and documentation; (e) the “Cashlin” product naming and associated common-law rights, if any; and (f) all rights to sue for and recover damages for past infringement. The Platform comprises the deliverable components identified in the Company’s IP Valuation Support Memorandum.

2.  Assignment

Effective as of the date of this Agreement, the Assignor irrevocably assigns and transfers to the Assignee all of the Assignor’s right, title and interest in and to the Assigned Property, worldwide, together with all rights and remedies pertaining thereto. The Assignee accepts the assignment.

3.  Consideration

In consideration of the assignment, the Assignee has issued to the Assignor a promissory note of even date in the principal amount of US$70,000.00, non-interest-bearing, maturing June 1, 2028 (the “Note”). The Assignor acknowledges that the Note is the sole consideration for the assignment and that it is adequate.

4.  Assignor Representations

The Assignor represents and warrants that: (a) he is the sole author and owner of the Assigned Property and developed it independently; (b) he has the full right and authority to make this assignment; (c) the Assigned Property is free of any lien, license or encumbrance granted by the Assignor; and (d) to the Assignor’s knowledge, the Assigned Property does not infringe the intellectual-property rights of any third party. The Assignor makes no other representation, and except as stated the Assigned Property is assigned on an “as is” basis.

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5.  Further Assurances

The Assignor will, at the Assignee’s reasonable request and expense, execute and deliver such further documents (including separate copyright or other registrable assignments) and take such further actions as are reasonably necessary to record, perfect or give effect to the assignment.

6.  Moral Rights

To the extent any moral rights or similar rights in the Assigned Property cannot be assigned, the Assignor irrevocably waives such rights, and consents to any action by the Assignee that would otherwise infringe them, to the fullest extent permitted by law.

7.  Related-Party Approval

The parties acknowledge that, because the Assignor is an officer and shareholder of the Assignee, this Agreement and the Note were reviewed and approved by the Company’s sole disinterested director, and the terms are intended to reflect that review.

8.  Governing Law; Entire Agreement

This Agreement is governed by the laws of the State of Wyoming, without regard to its conflict-of-laws rules. This Agreement, together with the Note, is the entire agreement of the parties with respect to its subject matter and supersedes all prior understandings. It may be amended only by a writing signed by both parties and may be executed in counterparts and by electronic signature.

ASSIGNOR	ASSIGNEE, CASHLIN

/s/ Daniel Hartmann	/s/ Daniel Hartmann
Signature	By (signature)

Name: Daniel Hartmann	Name: Daniel Hartmann

(individually)	Title: Chief Executive Officer & President

Date: July 14, 2026	Date: July 14, 2026

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